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                                                                       EXHIBIT 1

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Perle Systems Limited.

         Dated November 5, 2003.

                                      ROYAL CAPITAL MANAGEMENT INC.

                                      By: /s/ Stephen Rider
                                          -----------------------------------
                                              Stephen Rider, President and Chief
                                              Executive Officer

                                          /s/ Mark Shoom
                                          -----------------------------------
                                              Mark Shoom